UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2015
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37919 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 20, 2015, Team Health Holdings, Inc. (the “Company”) held its annual meeting of shareholders. A quorum was present at the meeting as required by the Company’s Amended and Restated By-Laws. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:
Proposal 1 — Election of Directors
The following three individuals were elected to the Company’s board of directors to serve as Class III directors until the annual meeting of shareholders in 2018 and until their successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Glenn A. Davenport	48,829,470	18,672,362	10,127	2,416,657
Vicky B. Gregg	49,119,639	18,382,216	10,104	2,416,657
Neil M. Kurtz, M.D.	62,357,855	5,143,687	10,417	2,416,657
The Class I directors whose terms continued after the 2015 annual meeting and expire in 2016 are H. Lynn Massingale, M.D. and Joseph L. Herring.
The Class II directors whose terms continued after the 2015 annual meeting and expire in 2017 are Michael D. Snow, James L. Bierman and Mary R. Grealy.
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

For	Against	Abstain
69,552,265	366,140	10,211

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: May 20, 2015    By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and
Chief Financial Officer

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